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Exhibit 10.49

Memorandum of Agreement

DATE:	April 13, 2006
TO:	Nick Vahanian, Chief Medical & Operations Officer NewLink Genetics Corporation 2901 S. Loop Drive, Suite 3900 Ames, IA 50010
FROM:	Steven T. Carter, President
RE:	ADDENDUM TO THE LEASE BETWEEN ISU RESEARCH PARK CORPORATION AND NEWLINK GENETICS CORPORATION DATED FEBRUARY 1, 2001.

        The following information constitutes additions to the Lease Agreement between ISU Research Park Corporation (Landlord) and NewLink Genetics Corporation (Tenant). Upon signatures of appropriate representatives of Landlord and Tenant affixed to this Memorandum, this Memorandum becomes a part of that Lease Agreement dated February 1, 2001.

        Landlord agrees to extend the Lease Agreement for Suites 3350 (containing ±1,038 gsf) and 3600 (containing ±1,325 gsf) and for Suite 3900 (containing ±3,147 gsf) in Building #3 at 2901 South Loop Drive, beginning May 1, 2006, in the following manner:

Term	Sq. Ft. Base Rents	Sq. Ft. Operating Rents	Monthly Base Rents	Monthly Operating Rents	Annual Base Rents	Annual Operating Rents
Suites 3350 & 3600 (containing ±2,363 gsf)
5/1/2006 - 4/30/2007	$12.00	Actual	$2,363.00	Actual	$28,356.00	Actual
Suite 3900 (containing ±3,147 gsf)
5/1/2006 - 4/30/2007	$12.75	Actual	$3,343.69	Actual	$40,124.28	Actual

        Landlord agrees to lease to Tenant Suite 3560 (containing ±701 gsf) in Building #3 at 2901 South Loop Drive, beginning May 15, 2006 in the following manner:

Term	Sq. Ft. Base Rents	Sq. Ft. Operating Rents	Monthly Base Rents	Monthly Operating Rents	Annual Base Rents	Annual Operating Rents
5/15/2006 - 4/30/2007	$12.00	Actual	$701.00	Actual	$8,412.00	Actual

        Gas and water usage, as well as utility costs for the HVAC system, will be prorated and invoiced monthly. Electricity is metered separately and will be invoiced directly from the provider. Tenant is responsible for ensuring that the invoice is sent directly to them. (The electrical meter for Suite 3560 also covers Suites 3540 and 3550 which Tenant is currently leasing.)

        Tenant leases the space as is. Any modifications will be at the Tenant's sole expense. Landlord agrees to release Tenant from this lease obligation upon Tenant's move into a larger facility at the ISU Research Park. Subject to the terms of this Memorandum, Tenant agrees that all terms and conditions of the February 1, 2001 Lease and those described in this Memorandum shall remain in force.

        Please sign and return both originals to my office by April 18, 2006 if you concur with the above terms. We will then send a fully executed copy for your records.

AGREED

FOR NewLink Genetics Corporation	FOR ISU Research Park Corporation
/s/ Nicholas Vahanian	/s/ Steven T. Carter
Chief Medical & Operations Officer Title	Director Title
4/21/06 Date	4/21/06 Date

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  Exhibit 10.49
Memorandum of Agreement